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                                                                    EXHIBIT 99.1


          [Excerpted from Share Exchange Agreement dated as of October 14, 1998 among Aspen Technology, Inc., Syllogistics, Inc., Daniel Mark Sims and Jacob B. Bercu]

6.   REGISTRATION RIGHTS

     6.1 REGISTRATION STATEMENT. After the Publication Date, Aspen shall prepare and file with the SEC a registration statement on Form S-3 (a "Shelf Registration") that shall register under the Securities Act the Registrable Shares as soon as practicable after the Publication Date (the "Registration Statement"). Aspen agrees to use reasonable efforts to keep such registration statement continuously effective for a period of sixty (60) days after its effective date. The Stockholder and Bercu shall furnish all information that Aspen may reasonably request in connection with the foregoing registration or any other filings required to be made in connection with this transaction.

     6.2  OBLIGATIONS OF ASPEN.

          (a) In connection with registration under this Section, and subject to the limitations of this Section, Aspen shall:

               (i) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares registered in such Registration Statement;

               (ii) furnish to the Stockholder and Bercu such number of copies of any documents, as they may reasonably request in order to effect the offering and sale of the Registrable Shares to be offered and sold, but only while Aspen shall be required under the provisions hereof to cause the Registration Statement to remain current;

               (iii) use its reasonable efforts to register or qualify the
                     Registrable Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Stockholder and Bercu shall reasonably request (provided that Aspen shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

          (b) Aspen shall promptly notify the Stockholder and Bercu once the Registrable Shares are covered by a Registration Statement hereunder:

               (i) when any post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or for additional information relating to the Registration Statement;



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               (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by Aspen of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

               (v) of the happening of any event which makes any statement made in the Registration Statement or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement so that, in the case of the Registration Statement, they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Upon the happening of any event that, in the good faith judgment of Aspen's Board of Directors, renders it advisable to suspend or terminate use of the Registration Statement, Aspen may either suspend or terminate the Shelf Registration on written notice to the Stockholder and Bercu, in which case the Stockholder and Bercu shall discontinue dispositions of such Registrable Shares and in the event of termination, Aspen shall de-register any shares registered but unsold thereunder. In such event the Chief Financial Officer shall furnish a certificate of Aspen stating that in the good faith judgment of the Board of Directors of Aspen it would be significantly disadvantageous to Aspen and its stockholders for any such registration statement to be amended or supplemented or continued because Aspen would be required to disclose in such registration statement, either directly or through incorporation by reference, non-public information that it would not otherwise be obligated to disclose at such time. If Aspen provides Stockholder and Bercu with notice of suspension, Aspen shall extend the period during which such Shelf Registration shall be maintained effective pursuant to this Agreement by the same number of days the Stockholder and Bercu are required to discontinue dispositions thereunder. If Aspen provides Stockholder and Bercu with notice of termination, Aspen shall file a new shelf registration as provided herein as soon as practicable after the cause for such termination ceases to prohibit the registration, and such new shelf registration shall be maintained for a subsequent two months subject to the provisions of this Agreement.

          (c) REPORTS UNDER EXCHANGE ACT. Aspen agrees to (a) use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Aspen under the Securities Act and the Exchange Act and (b) furnish to the Stockholder and Bercu forthwith upon request (i) a written statement by Aspen that it has complied with the reporting requirements of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies) and (ii) such other information as may be reasonably requested in availing the Stockholder and Bercu of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.




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     6.3  OBLIGATIONS OF STOCKHOLDER AND BERCU.

          In order for any Registrable Shares to be included in a Shelf Registration, the Stockholder and Bercu shall provide all such information and materials to Aspen and take all such action as may be required in order to permit Aspen to comply with all applicable requirements of the SEC and any state securities commission and to obtain the effectiveness of and any desired acceleration of the effective date of the Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Aspen pursuant to Section 6.1, provided that Aspen shall have used its reasonable efforts to provide reasonable advance notice of the need for such information, materials or action and shall have afforded the Stockholder and Bercu a reasonable opportunity to provide such materials and to take such action.

     6.4  EXPENSES.

          Aspen shall pay all expenses incident to its performance of or compliance with this Section 6, regardless of whether any registration becomes effective, including all registration and filing fees of the SEC, the National Association of Securities Dealers, Inc. and the NASDAQ Stock Market, Inc., all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), all printing, messenger and delivery expenses, all fees and expenses of Aspen's transfer agent and registrar, all fees and disbursements of Aspen's independent public accountants and counsel and all fees and expenses of any special experts retained by Aspen in connection with any registration pursuant to the terms of this Section; provided, however, that in connection with the sale of Registrable Shares by the Stockholder and Bercu under an S-3 registration filing through a broker other than Nationsbank Montgomery Securities, then in each such event the Stockholder shall be liable for any fees or commissions of brokers with respect to the Registrable Shares, and any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Stockholder and Bercu in connection with any registration pursuant to the terms of this Section.

     6.5  INDEMNIFICATION.

          In the event of any offering registered pursuant to this Section:

          (a) Aspen will indemnify the Stockholder and Bercu against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Section, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Aspen of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to Aspen in connection with any such registration, and subject to Section 6.4, will reimburse the Stockholder and Bercu for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Aspen will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission,




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               made in reliance upon and in conformity with written information furnished to Aspen by the Stockholder and Bercu.

          (b) The Stockholder and Bercu will indemnify Aspen, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Aspen's securities covered by such a registration statement, each person who controls Aspen or such underwriter within the meaning of Section 15 of the Securities Act, and each other such stockholder of shares included in the offering, and such stockholder's legal counsel and independent accountants, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Aspen, such stockholders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Aspen by the Stockholder and Bercu.

          (c) Each party entitled to indemnification under this Section 6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses reasonably incurred by the Indemnified Party in defense of such claim or litigation, in the event that (i) the Indemnifying Party does not assume the defense of such claim or litigation within ten days after the Indemnifying Party receives notice thereof from the Indemnified Party or (ii) the Indemnified Party reasonably determines that counsel for the Indemnifying Party has a conflict of interest in representing the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be reasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.





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          (d)  The obligations of Aspen, the Stockholder and Bercu under this
               Section 6 shall survive the completion of any offering of stock in a registration statement under this Section and otherwise.

[For purposes of the foregoing Section 6, the following terms have the indicated meanings:

"Aspen" means Aspen Technology, Inc.

"Bercu" means Jacob B. Bercu.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Publication Date" means the date on which Aspen initially publishes financial results reflecting the first thirty days of combined operations of Aspen and Syllogistics, Inc.

"Registrable Shares" means, with respect to the Stockholder and Bercu, (a) twenty percent (20%) of the shares of Aspen common stock issued to each of the Stockholder and Bercu pursuant to this Agreement, (b) any other securities issued by Aspen in exchange for any of such shares (but, with respect to any particular Registrable Share, only so long as it continues to be a Registrable Share) and (c) any shares of Aspen common stock issued as a dividend or distribution on account of Registrable Shares or resulting from a subdivision of outstanding Registrable Shares into a greater number of securities (by reclassification, stock split or otherwise), provided that a security that was at one time a Registrable Share shall cease to be a Registrable Share when (a) it has been effectively registered under the Securities Act and has been disposed of pursuant to a registration statement or (b) it has been transferred and is no longer held of record by the Stockholder.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Stockholder" means Daniel Mark Sims.]








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